PROSPECTUS Dated January 25, 2006                                                  Pricing Supplement No. 5 to
PROSPECTUS SUPPLEMENT                                                    Registration Statement No. 333-131266
Dated January 25, 2006                                                                  Dated January 25, 2006
                                                                                                Rule 424(b)(2)
                                                       $5,000,000

                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                    ----------------

                                        Commodity-Linked Capital-Protected Notes
                                                  due January 30, 2013
                           Based on the Price of West Texas Intermediate Light Sweet Crude Oil

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount based on the percentage increase, if any, in the price of West
Texas Intermediate light sweet crude oil, which we refer to as WTI oil, as determined on nine specified determination dates, as described below. The supplemental redemption amount may be zero. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    We may increase the aggregate principal amount of notes prior to the original issue date but are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount based on the percentage increase, if any, in the price of WTI oil and a participation rate. The supplemental redemption amount will equal (i) $1,000 times (ii) the WTI oil performance factor times (iii) 160%, which we refer to as the participation rate.

o    The WTI oil performance factor will equal the percentage change in the final average price for WTI oil from the initial price for WTI oil, as measured over nine specified determination dates and determined on the final determination date.

     o    The initial WTI oil price is equal to the settlement price per barrel of WTI oil, as made public on the New
          York Mercantile Exchange, which we refer to as the NYMEX, on January 25, 2006, the day we priced the notes for initial sale to the public.

     o    The final average WTI oil price will equal the arithmetic average of the settlement prices per barrel of WTI oil as made public by NYMEX on January 15, 2011, April 15, 2011, July 15, 2011, October 15, 2011, January 15,
          2012, April 15, 2012, July 15, 2012, October 15, 2012 and January 15, 2013, which we refer to as the determination dates.

o    If the WTI oil performance factor is less than or equal to zero, you will receive only the principal amount of
     $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in WTI oil.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBZ1.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                       PRICE 100%
                                                   ------------------

                                                     Price to              Agent's             Proceeds to
                                                      Public           Commissions(1)            Company
                                                  ---------------- ---------------------- -------------------
Per note.......................................        100%                   1%                   99%
Total..........................................     $5,000,000             $50,000             $4,950,000

(1) For additional information, see "Supplemental Information Concerning Plan of Distribution"
    in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

     The notes are not sponsored, endorsed, sold or promoted by the New York Mercantile Exchange ("NYMEX"). NYMEX makes no representation or warranty, express or implied, to the purchasers of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the NYMEX commodity futures prices to track general commodity market performance. NYMEX has no relationship to Morgan Stanley and NYMEX commodity futures prices are determined, composed and calculated by NYMEX without regard to any of Morgan Stanley or the notes. NYMEX has no obligation to take the needs of Morgan Stanley or the owners of the notes into consideration in determining, composing or calculating any NYMEX commodity futures closing price. NYMEX is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. NYMEX has no obligation or liability in connection with the administration, marketing or trading of the notes.

                                                          PS-2

========================================================================================================================

      NYMEX DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF (I) THE STATEMENTS MADE HEREIN OR IN ANY
OTHER MATERIALS USED TO DESCRIBE, MARKET AND/OR SELL THE NOTES, OR (II) THE NYMEX COMMODITY FUTURES PRICES USED IN
COMPUTING THE RETURN ON THE NOTES. NYMEX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN
STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NYMEX COMMODITY FUTURES PRICES INCLUDED
THEREIN OR FOR ANY OTHER USE. NYMEX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NYMEX COMMODITY FUTURES
PRICES USED IN COMPUTING THE RETURN ON THE NOTES AND IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY PRICE USED IN
CONNECTION WITH THE NOTES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NYMEX HAVE ANY LIABILITY FOR ANY
SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF
SUCH DAMAGES.

                                                          PS-3

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of West Texas Intermediate light sweet crude oil, which we refer to as WTI oil. These notes combine features of a debt investment and a commodity investment by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the price of WTI oil. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average price of WTI oil from the initial price of WTI oil.

Each note costs $1,000          We, Morgan Stanley, are offering you Commodity-Linked Capital-Protected Notes due
                                January 30, 2013, Based on the Price of West Texas Intermediate Light Sweet Crude Oil,
                                which we refer to as the notes. The principal amount and issue price of each note is
                                $1,000.

                                The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk
                                Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of
                                Notes--Use of Proceeds and Hedging."

Payment at maturity             Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the principal amount of $1,000 plus a supplemental redemption amount based on the percentage increase, if any, in the price of
                                WTI oil. The supplemental redemption amount will equal (i) $1,000 times (ii) the WTI oil performance factor times (iii) 160%, which we refer to as the participation rate. The supplemental redemption amount may be zero, but will not be less than zero. In no event will the payment at maturity be less than the principal amount of $1,000 per note.

                                The WTI oil performance factor will equal the percentage change, whether positive or negative, in the final average price for WTI oil from its initial price. The final average price for WTI oil will equal the arithmetic average of the settlement prices per barrel of WTI oil on each of nine specified determination dates. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day, the maturity date of the notes will be postponed until the second scheduled trading day following the latest final determination date.

                                                         100% Principal Protection

                                At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                          PS-4

========================================================================================================================

                                          The Supplemental Redemption Amount is
                                             Linked to the Price of WTI Oil

                            The supplemental redemption amount will be calculated as follows:

                  supplemental redemption amount  =  $1,000  x  WTI oil performance factor   x   participation rate

                            where:

                            WTI oil performance factor  =    final average WTI oil price - initial WTI oil price
                                                             ---------------------------------------------------
                                                                               initial WTI oil price

                                                              as calculated on the final determination date;

                           final average WTI oil price  =     the arithmetic average of the settlement prices of the
                                                              nearby month futures contract (or, in the case of the last trading day of the nearby month contract, the second
                                                              nearby month contract) per barrel of WTI oil, stated in
                                                              U.S. dollars, as made public by NYMEX on each of the nine
                                                              determination dates, as calculated by the Calculation
                                                              Agent on the final determination date;

                                 initial WTI oil price  =     65.85, the settlement price of the nearby month futures
                                                              contract (or, in the case of the last trading day of the
                                                              nearby month contract, the second nearby month contract)
                                                              per barrel of WTI oil, stated in U.S. dollars, as made
                                                              public by NYMEX on January 25, 2006, the day we priced the notes for initial sale to the public;

                                   determination dates  =     January 15, 2011, April 15, 2011, July 15, 2011, October
                                                              15, 2011, January 15, 2012, April 15, 2012, July 15, 2012,
                                                              October 15, 2012 and January 15, 2013, in each case
                                                              subject to adjustment in the event of a non-trading day or certain market disruption events; and

                                    participation rate  =     160%

                                On PS-6, we have provided examples of hypothetical payouts on the notes.

                                You can review a table of the historical per barrel settlement prices of WTI oil for each calendar quarter in the period from January 1, 2001 through January 25, 2006 and a related graph in this pricing supplement under "Description of Notes--Historical
                                Information." You cannot predict the future performance of the price of WTI oil based on its historical performance.

You may revoke your offer       We are using this pricing supplement to solicit from you an offer to purchase the notes.
to purchase the notes           You may revoke your offer to purchase the notes at any time prior to the time at which
prior to our acceptance         we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

                                                          PS-5

========================================================================================================================

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as
calculation agent               MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as
                                JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                has determined the initial WTI oil price and will determine the final average WTI oil price, the WTI oil performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated       The notes will be treated as "contingent payment debt instruments" for U.S. federal
as contingent payment           income tax purposes, as described in the section of this pricing supplement called
debt instruments for U.S.       "Description of Notes--United States Federal Income Taxation." Under this treatment, if
federal income tax              you are a U.S. taxable investor, you will generally be subject to annual income tax
purposes                        based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal
                                Income Taxation" and the sections called "United States Federal Taxation--Notes--Notes
                                Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more         The notes are senior notes issued as part of our Series F medium-term note program. You
information on the notes        can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                "Description of Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices,
                                Single Securities, Baskets of Securities or Indices."

                                Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the
                                "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."
                                The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                 You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                             PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the final average WTI oil price is greater than the initial WTI oil price, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to the product of $1,000 times (i) the percentage, if any, by which the final average WTI oil price exceeds the initial WTI oil price, which we refer to as the WTI oil performance factor, times (ii) 160%, which we refer to as the participation rate.

     Presented below is a hypothetical example showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example:

The final average WTI oil price is 50% greater than its initial price.

Hypothetical initial WTI oil price: $64
Hypothetical final average WTI oil price:  $96

                    Supplemental Redemption                  96 - 64
                            Amount per note   =  $1,000  x  ----------  x   160%   =    $800
                                                                64

     In the example above, the total payout at maturity per note will equal $1,800, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $800.

     The supplemental redemption amount, which may be zero, is based on the final average WTI oil price, which equals the arithmetic average of the settlement prices of the nearby month futures contract (or, in the case of the last trading day of the nearby month contract, the second nearby month contract) per barrel of WTI oil, as made public by
NYMEX on each of the nine determination dates. Because the price of WTI oil may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the prices of WTI oil over such period on the amount payable to you at maturity. However, WTI oil prices may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

     The following three examples illustrate the payout at maturity on the notes for a range of hypothetical WTI oil settlement prices on each of the nine determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the notes on the final average WTI oil price.

     These examples are based on a hypothetical initial WTI oil price of $64 and an issue price per note of $1,000.

                                                       -----------------------------------------------------------
                                                            Example 1           Example 2           Example 3
                                                       -----------------------------------------------------------
                                                       Price of WTI oil($) Price of WTI oil($) Price of WTI oil($)
                                                       -----------------------------------------------------------
                               1st  Determination Date          65                  66                 62
                               2nd  Determination Date          66                  78                 60
                               3rd  Determination Date          67                  85                 58
                               4th  Determination Date          70                 103                 56
                               5th  Determination Date          72                  78                 54
                               6th  Determination Date          74                  74                 52
                               7th  Determination Date          76                  72                 50
                               8th  Determination Date          78                  70                 48
                              Final Determination Date          80                  62                 46
           ------------------------------------------------------------------------------------------------
                          Final Average WTI Oil Price:       $72.00              $76.44             $54.00
           ------------------------------------------------------------------------------------------------
                       Supplemental Redemption Amount:      $200.00             $311.00              $0.00
           ------------------------------------------------------------------------------------------------
            Return at maturity on a $1,000 investment:    $1,200.00           $1,311.00          $1,000.00
           ------------------------------------------------------------------------------------------------

o    In Example 1, WTI oil prices increase on each determination date and, due to the averaging of the WTI oil prices over the determination dates, the $72.00 final average WTI oil price is lower than the $80.00 WTI oil

                                                          PS-7

     price on the final determination date. At maturity, for each note the investor receives $1,200.00, the sum of the principal amount of $1,000 and the supplemental redemption amount of $200.00. The return on the notes at maturity represents a 20% increase above the issue price, which is less than the simple WTI oil price return of approximately 25% over the term of the notes.

o    In Example 2, WTI oil prices reach a high of 103 on the fourth determination date and decline on subsequent determination dates. At maturity, the $76.44 final average WTI oil price is higher than the $62.00 WTI oil price on the final determination date, though the price of WTI oil on the final determination date is less than the initial
     WTI oil price. For each note the investor receives $1,311.00, the sum of the principal amount of $1,000.00 and the supplemental redemption amount of $311.00 at maturity. The return on the notes at maturity represents an approximately 31% increase above the issue price, even though WTI oil prices decline approximately 3% over the term of the notes.

o    In Example 3, WTI oil prices decline on each determination date. At maturity, the $54.00 final average WTI oil price is greater than the $46.00 WTI oil price on the final determination date. Because the final average WTI oil price is less than the initial WTI oil price, there is no supplemental redemption amount, and the investor receives only the principal amount of $1,000.00 for each note at maturity. The return of the principal amount of the notes at maturity is greater than the simple WTI oil price return of approximately -39% over the term of the notes.

     You can review a table of the historical settlement prices per barrel of WTI oil for each calendar quarter in the period from January 1, 2001 through January 25, 2006 and a related graph in this pricing supplement under "Description of Notes--Historical Information."

                                                          PS-8

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the WTI oil futures. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior          The terms of the notes differ from those of ordinary debt securities in that we will not
notes, the notes do not         pay interest on the notes. Because of the variable nature of the supplemental redemption
pay interest                    amount due at maturity, which may equal zero, the return on your investment in the notes
                                (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, in the price of West Texas Intermediate light sweet crude oil, which we refer to as WTI oil.

The notes may not pay           If the WTI oil performance factor is zero or less, you will receive only the principal
more than the principal         amount of $1,000 for each note you hold at maturity.
amount at maturity

The notes will not be           The notes will not be listed on any securities exchange. Therefore, there may be little
listed                          or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time
                                MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes       Several factors, some of which are beyond our control, will influence the value of the
will be influenced by           notes in the secondary market and the price at which MS & Co. may be willing to purchase
many unpredictable factors      or sell the notes in the secondary market, including:

                                o   the price of WTI oil at any time and, in particular, on the specified determination dates

                                o   the volatility (frequency and magnitude of changes in value) of WTI oil

                                o   trends of supply and demand for WTI oil at any time

                                o   interest and yield rates in the market

                                o   geopolitical conditions and economic, financial, political and regulatory or judicial events that affect WTI oil or commodities markets generally and that may affect the final average price of WTI oil

                                o   the time remaining to the maturity of the notes

                                o   our creditworthiness

                                Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the price for WTI oil is at, below or not sufficiently above the initial WTI oil price or if market interest rates rise.

                                                          PS-9

========================================================================================================================

                                You cannot predict the future performance of the price of WTI oil based on its historical performance. We cannot guarantee that the WTI oil performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of                Assuming no change in market conditions or any other relevant factors, the price, if
commissions and projected       any, at which MS & Co. is willing to purchase notes in secondary market transactions
profit from hedging in          will likely be lower than the original issue price, since the original issue price
the original issue price        included, and secondary market prices are likely to exclude, commissions paid with
is likely to adversely          respect to the notes, as well as the projected profit included in the cost of hedging
affect secondary market         our obligations under the notes. In addition, any such prices may differ from values
prices                          determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The price for WTI oil may       Prices for WTI oil are affected by a variety of factors, including changes in supply and
change unpredictably and        demand relationships, governmental programs and policies, national and international
affect the value of the         political and economic events, changes in interest and exchange rates, trading
notes in unforeseeable          activities in commodities and related contracts, weather, and agricultural, trade
ways                            fiscal, monetary and exchange control policies. The price volatility of WTI oil also affects the value of the forwards and forward contracts related to WTI oil and therefore its price at any such time. These factors may affect the prices for WTI oil and the value of your notes in varying ways.

WTI oil prices are              The price of WTI oil is primarily affected by the global demand for and supply of crude
volatile and are affected       oil, but is also influenced significantly from time to time by speculative actions.
by numerous factors             Demand for refined petroleum products by consumers, as well as the agricultural,
specific to the oil market      manufacturing and transportation industries, affects the price of crude oil. Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the
                                Organization of Oil and Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

                                A decrease in the price of WTI oil may have a material adverse effect on the value of the notes and the return on an investment in the notes.

                                                         PS-10

========================================================================================================================

Suspension or disruptions       The commodities markets are subject to temporary distortions or other disruptions due to
of market trading in WTI        various factors, including the lack of liquidity in the markets, the participation of
oil and related futures         speculators and government regulation and intervention. These circumstances could
markets may adversely           adversely affect the price of WTI oil and, therefore, the value of the notes.
affect the value of the
notes

Investing in the notes is       Because the WTI oil performance factor is based on the average price of WTI oil on nine
not equivalent to               determination dates over the final two years of the notes, it is possible for the final
investing in WTI oil            average price of WTI oil to be lower than its initial price even if the price of WTI oil on the final determination date is higher than its initial price.

The economic interests of       The economic interests of the calculation agent and other of our affiliates are
the calculation agent and       potentially adverse to your interests as an investor in the notes.
other of our affiliates
are potentially adverse         As calculation agent, MS & Co. has determined the initial price for WTI oil and will
to your interests               determine the final average price for WTI oil, the WTI oil performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.
                                Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any price in the event of a discontinuance of reporting of WTI oil, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                "Description of Notes--Market Disruption Event" and "--Fallback Determination;
                                Alteration of Method of Calculation."

                                The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries'
                                control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading             MS & Co. and other affiliates of ours have carried out and will continue to carry out
activity by the                 hedging activities related to the notes (and possibly to other instruments linked to WTI
calculation agent and its       oil), including trading in over-the-counter derivatives, futures and options contracts
affiliates could                on WTI oil, as well as in other instruments related to WTI oil. MS & Co. and some of our
potentially adversely           other subsidiaries also trade WTI oil and other financial instruments related to WTI oil
affect the price of WTI         on a regular basis as part of their general broker-dealer, proprietary trading and other
oil                             businesses. Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the initial price for WTI oil and, as a result, could have increased the prices at which WTI oil must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes. Additionally, such hedging or trading activities on any day prior to the original issue date on which we increase the aggregate principal amount of the notes, or during the term of the notes, could potentially affect the price of WTI oil, including the prices on the determination dates, and, accordingly, the amount of cash you will receive upon a sale of the notes or at maturity.

The notes will be treated       You should also consider the tax consequences of investing in the notes. The notes will
as contingent payment           be treated as "contingent payment debt instruments" for U.S. federal income tax
debt instruments for U.S.       purposes, as described in the section of this pricing supplement called "Description of
federal income tax              Notes--United States Federal Income Taxation." Under this treatment, if you are a U.S.
purposes                        taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even

                                                         PS-11

========================================================================================================================

                                though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal
                                Income Taxation" and the sections called "United States Federal Taxation--Notes--Notes
                                Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and
                                "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-12

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Commodity-Linked Capital-Protected Notes Due January 30,
2013, Based on the Price of West Texas Intermediate Light Sweet Crude Oil. In this pricing supplement, the terms "we,"
"us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...   $5,000,000

Original Issue Date
(Settlement Date ) ..........   January 30, 2006

Maturity Date................   January 30, 2013, subject to extension in accordance with the following paragraph in the event of a continuing Market Disruption Event with respect to the final Determination
                                Date for calculating the Final Average Price for WTI Oil.

                                If, due to a Market Disruption Event or otherwise, the final Determination Date is postponed, as set forth under "--Determination Dates" below, so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date so postponed. See "--Determination Dates" below. No interest will accrue on the Notes as a result of any such postponement.

Interest Rate................   None

Specified Currency...........   U.S. dollars

CUSIP Number.................   61746SBZ1

Minimum Denominations........   $1,000

Issue Price..................   $1,000 (100%)

Maturity Redemption Amount...   On the Maturity Date, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the scheduled Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business
                                Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the
                                Maturity Date. We expect such amount of cash will be distributed to investors on the
                                Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see
                                "The Depositary" in the accompanying prospectus supplement.

                                                         PS-13

========================================================================================================================

Supplemental Redemption
Amount.......................   The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the WTI Oil
                                Performance Factor times (iii) the Participation Rate; provided that the Supplemental
                                Redemption Amount will not be less than zero. The Calculation Agent will calculate the
                                Supplemental Redemption Amount on the final Determination Date.

WTI Oil Performance Factor...   The WTI Oil Performance Factor is a fraction, the numerator of which will be the
                                Final Average WTI Oil Price minus the Initial WTI Oil Price and the denominator of which will be the Initial WTI Oil Price. The WTI Oil Performance Factor is described by the following formula, and will be determined on the final Determination Date:

                                                (Final Average WTI Oil Price - Initial WTI Oil Price)
                                                -----------------------------------------------------
                                                                 Initial WTI Oil Price

                                In certain circumstances, the WTI Oil Performance Factor will be based on an alternate calculation of the Final Average Price for WTI Oil, as described under "--Fallback
                                Reference Dealer Determination."

WTI Oil......................   West Texas Intermediate light sweet crude oil.

Initial WTI Oil Price........   65.85, the WTI Oil Price on January 25, 206, the day we priced the Notes for initial sale to the public.

Final Average WTI Oil Price..   The arithmetic average of the WTI Oil Prices on each of the nine Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

WTI Oil Price................   The WTI Oil Price on any Trading Day means the settlement price of the nearby month futures contract (or, in the case of the last trading day of the nearby month contract, the second nearby month contract) per barrel of WTI Oil, stated in U.S. dollars, as made public by the NYMEX Division, or its successor, of the New York Mercantile Exchange,
                                Inc., or its successor ("NYMEX"), subject to the occurrence of non-Trading days and
                                Market Disruption Events as described below in "Determination Dates."

Participation Rate...........   160%

Determination Dates..........   January 15, 2011, April 15, 2011, July 15, 2011, October 15, 2011, January 15, 2012,
                                April 15, 2012, July 15, 2012, October 15, 2012 and January 15, 2013, in each such case subject to adjustment for non-Trading Days or a Market Disruption Event as described in the following paragraphs.

                                If any of the Determination Dates is not a Trading Day or if a Market Disruption Event
                                occurs on any such date, such Determination Date will be the immediately succeeding
                                Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred on each of the three consecutive Trading Days immediately succeeding such scheduled Determination Date, the Calculation

                                                         PS-14

========================================================================================================================

                                Agent will determine the WTI Oil Price that would have prevailed but for the occurrence of the Market Disruption Event or non-occurrence of a Trading Day for such Determination
                                Date on such third succeeding Trading Day in accordance with "--Fallback Reference
                                Dealer Determination" below.

Fallback Reference Dealer
Determination ...............   The Calculation Agent will determine the WTI Oil Price (or a method for determining a price) by requesting the principal office of each of the four leading dealers selected by the Calculation Agent in the relevant market selected by the Calculation Agent, to provide a quotation for the WTI Oil Price. If at least two such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the WTI Oil Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Business Day.................   Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Trading Day..................   A day, as determined by the Calculation Agent, on which the Relevant Exchange is open for trading during its regular trading session, notwithstanding such Relevant Exchange closing prior to its scheduled closing time.

Book Entry Note or
Certificated Note............   Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                                Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                                Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note.........................   Senior

Trustee......................   JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent........................   Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Market Disruption Event......   Market Disruption Event means any of a Price Source Disruption, Trading Suspension,
                                Trading Limitation, Disappearance of Commodity Reference Price and Tax Disruption.

                                                         PS-15

========================================================================================================================

Price Source Disruption......   Price Source Disruption means either (i) the failure of the NYMEX to announce or make public the relevant WTI Oil Price (or the information necessary for determining the WTI
                                Oil Price) or (ii) the temporary or permanent discontinuance or unavailability of the
                                NYMEX.

Trading Suspension...........   Trading Suspension means the material suspension of trading in WTI Oil or futures contracts or options related to WTI Oil on the Relevant Exchange.

Trading Limitation ..........   Trading Limitation means the material limitation imposed on trading in WTI Oil or futures contracts or options related to WTI Oil on the Relevant Exchange.

Disappearance of Commodity
  Reference Price............   Disappearance of Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in WTI Oil or futures contracts or options related to WTI Oil on the Relevant Exchange for WTI Oil or (ii) the
                                disappearance of, or of trading in, WTI Oil.

Tax Disruption...............   Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, WTI Oil (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a Determination Date from what it would have been without that imposition, change or removal.

Relevant Exchange............  Relevant Exchange means the NYMEX or, if NYMEX is no longer the principal exchange or trading market for WTI Oil options or futures contracts, such other exchange or principal trading market for WTI Oil which serves as the source of prices for WTI Oil, and any principal exchanges where options or futures contracts on WTI Oil are traded.

Alternate Exchange
  Calculation in Case of an
  Event of Default ..........   In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will equal $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the price of WTI Oil on any Determination Date scheduled to occur on or after the date of such acceleration were the price on the date of acceleration.

                                If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                                Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the
                                Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                         PS-16

========================================================================================================================

Calculation Agent............   MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the
                                Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to the price for WTI Oil on each Determination Date, the
                                WTI Oil Performance Factor and the Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward
                                (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the
                                Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                Calculation Agent must make in determining any price for WTI Oil, the WTI Oil
                                Performance Factor, the Supplemental Redemption Amount or whether a Market Disruption
                                Event has occurred. See "--Market Disruption Event" above and "--Fallback Reference
                                Dealer Determination above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information.......   The following tables set forth the published high, low and end of quarter settlement prices of the nearby month futures contracts (or, in the case of the last trading day of the nearby month contract, the second nearby month contract) per barrel of WTI Oil for each calendar quarter from January 1, 2001 through January 25, 2006. The graph following the WTI Oil price table set forth the historical price performance of WTI Oil for the period January 1, 2001 through January 25, 2006. The settlement price per barrel of WTI
                                Oil on January 25, 2006 was $[65.85]. We obtained the information in the table and graph from Bloomberg Financial Markets, without independent verification. The historical prices should not be taken as an indication of future performance. We cannot give you any assurance that the WTI Oil Performance Factor will be greater than zero or that you will receive any Supplemental Redemption Amount.

                                                         PS-17

========================================================================================================================

                                                       WTI Oil
                                Historical High, Low and Period End Settlement Prices
                                       January 1, 2001 through January 25, 2006

                                      WTI Oil            High       Low     Period End
                               ---------------------- --------- --------- ------------
                               2001
                               First Quarter.......     32.19      25.96      26.29
                               Second Quarter......     29.98      25.56      26.25
                               Third Quarter.......     28.81      21.81      23.43
                               Fourth Quarter .....     23.34      17.45      19.84
                               2002
                               First Quarter.......     26.31      17.97      26.31
                               Second Quarter......     29.36      23.47      26.86
                               Third Quarter.......     30.77      26.07      30.45
                               Fourth Quarter......     32.72      25.19      31.37
                               2003
                               First Quarter.......     37.83      26.91      30.16
                               Second Quarter......     32.36      25.24      30.19
                               Third Quarter.......     32.39      26.96      29.20
                               Fourth Quarter......     33.71      28.47      32.79
                               2004
                               First Quarter.......     38.18      32.48      36.25
                               Second Quarter......     42.33      34.27      37.05
                               Third Quarter.......     49.90      38.39      49.64
                               Fourth Quarter......     55.17      40.71      43.45
                               2005
                               First Quarter.......     56.72      42.12      53.99
                               Second Quarter......     60.54       46.8      56.50
                               Third Quarter.......     69.81      56.72      66.24
                               Fourth Quarter......     66.24      56.14      61.04
                               2006
                               First Quarter
                                (through January
                                25,  2006).........     68.35      61.04      65.85

                                                         PS-18

========================================================================================================================

Use of Proceeds and
Hedging.......................  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement)
                                paid with respect to the Notes and the cost of hedging our obligations under the Notes.
                                The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                Proceeds" in the accompanying prospectus.

                                On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in options on
                                WTI Oil. Such purchase activity could potentially have increased the value of WTI Oil, and, therefore, have increased the value at which WTI Oil must close on the
                                Determination Dates before you will receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on Determination
                                Dates, by purchasing and selling WTI Oil or futures or over-the-counter derivatives, or positions in any other derivatives or financial instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of WTI Oil and, therefore, adversely affect the value of WTI Oil on the Determination Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution...............   Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                Agent may allow a concession not in excess of 1% per Note to other dealers, which may include Morgan Stanley DW, Inc., Morgan Stanley & Co. International Limited and Bank
                                Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                                         PS-19

========================================================================================================================

                                We expect to deliver the Notes against payment therefor in New York, New York on January
                                30, 2006, which is the third scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than three Business Days prior to the Original Issue Date will be required, by virtue of the fact that the Notes initially will settle in three
                                Business Days (T+3), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the
                                Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of
                                Notes. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the
                                United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the
                                Agent or any dealer.

                                The Agent has represented and agreed, and each dealer through which we may offer the
                                Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and

                                                         PS-20

========================================================================================================================

                                prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                Brazil

                                The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval.
                                Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                Chile

                                The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                Hong Kong

                                The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not
                                issued and will not issue any advertisement, invitation or document relating to the
                                Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong
                                Kong and any rules made thereunder.

                                Mexico

                                The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                                         PS-21

========================================================================================================================

                                Singapore

                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

ERISA Matters for Pension
  Plans and Insurance
  Companies..................   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                                within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                                (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                95-60 (for certain transactions involving insurance company general accounts), PTCE
                                91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1
                                (for certain transactions involving insurance company separate accounts) and PTCE 84-14
                                (for certain transactions determined by independent qualified asset managers).

                                                         PS-22

========================================================================================================================

                                Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan
                                Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its
                                purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of
                                ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation ....................   The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their issue price and (ii) will hold the Notes as capital assets within the meaning of Section
                                1221 of the Code. Unless otherwise specifically indicated, this summary is based on the
                                Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may

                                                         PS-23

========================================================================================================================

                                affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                o   certain financial institutions;

                                o   tax-exempt organizations;

                                o   regulated investment companies;

                                o   real estate investment trusts;

                                o   dealers and certain traders in securities or foreign currencies;

                                o   investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                o   U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                o   partnerships;

                                o   nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                o   corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                o   Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                o   Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and

                                o   Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                    911(d)(3) of the Code) in the United States.

                                If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                U.S. Holders

                                This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes.
                                As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for
                                U.S. federal income tax purposes:

                                o   a citizen or resident of the United States;

                                o   a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

                                o   an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                The Notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States
                                Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of
                                Securities or Indices" and "United States

                                                         PS-24

========================================================================================================================

                                Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued
                                OID, even though no cash will be paid on the Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate noncontingent debt instrument with terms otherwise similar to those of the Notes or the applicable federal rate, whichever is greater (our "comparable yield") and is determined at the time of the issuance of the Notes. We have determined that the
                                "comparable yield" is a rate of 5.2355% compounded semi-annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note
                                (assuming an issue price of $1,000) consists of a projected amount equal to $1,436.0022 due at maturity.

                                The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar period (assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule:

                                                                           TOTAL OID
                                                                           DEEMED TO
                                                                OID       HAVE ACCRUED
                                                             DEEMED TO   FROM ORIGINAL
                                                               ACCRUE      ISSUE DATE
                                                               DURING    (PER NOTE) AS
                                                              CALENDAR     OF END OF
                                                            PERIOD (PER     CALENDAR
                                      CALENDAR PERIOD          NOTE)         PERIOD
                                -------------------------- ------------- --------------
                                Original Issue Date
                                  through
                                  December 31, 2006......      $48.5631     $48.5631
                                January 1, 2007 through
                                  December 31, 2007......      $55.6161    $104.1792
                                January 1, 2008 through
                                  December 31, 2008......      $58.5660    $162.7452
                                January 1, 2009 through
                                  December 31, 2009......      $61.6723    $224.4175
                                January 1, 2010 through
                                  December 31, 2010......      $64.9434    $289.3609
                                January 1, 2011 through
                                  December 31, 2011......      $68.3880    $357.7489
                                January 1, 2012 through
                                  December 31, 2012......      $72.0154    $429.7643
                                January 1, 2013 through
                                  January 30, 2013.......       $6.2379    $436.0022

                                                         PS-25

========================================================================================================================

                                The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                Non-U.S. Holders

                                This section applies to you only if you are a Non-U.S. Holder. As used herein, the term
                                "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                o   a nonresident alien individual;

                                o   a foreign corporation; or

                                o   a foreign trust or estate.

                                Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the
                                discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                o   such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the
                                    Code; and

                                o   the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section
                                7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S.
                                federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the
                                W-8BEN certification requirement described above were satisfied).

                                                         PS-26

========================================================================================================================

                                If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                Information Reporting and Backup Withholding. Information returns may be filed with the
                                U.S. Internal Revenue Service (the "IRS") in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above.
                                Compliance with the certification requirements of Sections 871(h) and 881(c) of the
                                Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a
                                Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-27